QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-69036 and the registration statement to which this consent is attached as Exhibit 23.1) pertaining to the Digital River, Inc. 1998 Stock Option Plan, 1999 Stock Option Plan and 2000 Employee Stock Purchase Plan of our report dated June 7, 2002, with respect to the financial statements of the eStore Group, a division of Beyond.com Corporation, included in the Current Report on Form 8-K/A of Digital River, Inc. filed with the Securities and Exchange Commission on June 14, 2002.

        /s/ Ernst & Young LLP

San Jose, California
December 10, 2002

QuickLinks

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS